Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Odonate Therapeutics, Inc., (the “Company”) for the year ended December 31, 2017, which Amendment No. 1 on Form 10-K/A was filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2018

/s/ Kevin C. Tang
Kevin C. Tang
Chairman and Chief Executive Officer (principal executive officer)

/s/ John G. Lemkey
John G. Lemkey
Chief Financial Officer (principal financial and accounting officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Note: A signed original of this written statement required by §906 has been provided to Odonate Therapeutics, Inc. and will be retained by Odonate Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.